UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

9/27/2006

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2006, General America Corporation, General Insurance Company of America and Safeco Insurance Company of America, or SICA, each wholly-owned subsidiaries of Safeco Corporation, closed the sale of Safeco’s home office complex located in the University District of Seattle, Washington. In connection with this sale to the Board of Regents of the University of Washington, SICA entered into a lease with the Board of Regents of the University of Washington, effective as of September 27, 2006, under which SICA will lease 510,548 square feet of rentable office space as well as the garages situated on the sold premises through December 31, 2007. The office space is being leased at an annual rate of $16.50 per rentable square foot and SICA will pay $61,795 a month in connection with the leased garages. SICA will be responsible for the operating expenses and leasehold excise taxes associated with the leased properties during the term of the lease.

The foregoing summary of Safeco’s lease agreement is qualified in its entirety by the text of the lease agreement. Safeco will file the lease agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION
Registrant

Dated: October 2, 2006	/s/ Charles F. Horne, Jr.
Charles F. Horne, Jr.
Senior Vice President and Controller